SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

 USA Truck, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35740	71-0556971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Industrial Park Road Van Buren, Arkansas		72956
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (479) 471-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 26, 2019, the Executive Compensation Committee (the "Committee") of the Board of Directors of USA Truck, Inc. (the "Company") took certain actions with respect to executive compensation.
The Committee approved a management cash bonus plan (the "2019 Management Cash Bonus Plan") that rewards participants, including James D. Reed, the Company's President and Chief Executive Officer, Jason R. Bates, the Company's Executive Vice President and Chief Financial Officer, Johannes "Werner" P. Hugo, the Company's Senior Vice President – Trucking Operations, and Ms. Kimberly K. Littlejohn, the Company's Vice President and Chief Technology Officer with cash bonuses based upon the attainment of certain performance objectives for the year ending December 31, 2019. Under the 2019 Management Cash Bonus Plan, Mr. Reed may receive a target cash payout of 80% of his base salary, with the opportunity to earn up to 140% of his base salary, depending upon the Company achieving certain adjusted EBITDAR and adjusted operating income goals, weighted at 40% each, and safety goals, weighted at 20%, as determined by the Committee (collectively, the "2019 Company Goals"). Messrs. Bates and Hugo may each receive a target cash payout of 60% of his base salary, with the opportunity to earn up to 105% of his base salary, under the 2019 Management Bonus Plan, based upon the attainment of the 2019 Company Goals. Ms. Littlejohn may receive a target cash payout of 50% of her base salary, with the opportunity to earn up to 87.5% of her base salary, under the 2019 Management Bonus Plan, based upon the attainment of the 2019 Company Goals. The 2019 Management Cash Bonus Plan has a minimum adjusted operating income qualifier below which no amounts will be paid under the 2019 Management Cash Bonus Plan.  Awards under the 2019 Management Cash Bonus Plan are subject to continued employment and forfeiture and termination provisions.
The Committee also approved an equity incentive plan for 2019 (the "2019 EIP"), under which participants, including Messrs. Reed, Bates, and Hugo and Ms. Littlejohn, are eligible to receive certain equity awards in the form of restricted stock subject to both performance-based and time-based vesting. The primary objectives of the 2019 EIP are to reward long-term attainment of Company objectives (through performance-based equity with a three-year performance period) and encourage retention (through time-based equity that vests over a four-year period). The performance period for the 2019 EIP is from January 1, 2019 through December 31, 2021 (the "Performance Period"). Under the 2019 EIP, Mr. Reed is eligible to earn shares of restricted stock equal to 130% of his base salary, with 60% performance-based at target and 40% time-based at target. Messrs. Bates and Hugo are eligible to earn shares of restricted stock equal to 100% of their base salaries, with 60% performance-based at target and 40% time-based at target. Ms. Littlejohn is eligible to earn shares of restricted stock equal to 75% of her base salary, with 60% performance-based at target and 40% time-based at target. The performance-based component of the 2019 EIP is based upon the Company achieving three-year cumulative levels of adjusted EBITDAR and adjusted consolidated operating ratio (together, the "2019 EIP Goals") for the Performance Period, with each goal weighted equally. The time-based component of the 2019 EIP vests in four equal annual installments commencing on the first anniversary of the grant date.
Under the 2019 EIP, the Committee approved grants to Messrs. Reed, Bates, Hugo and Ms. Littlejohn of 36,620 shares, 18,592 shares, 13,944 shares, and 10,141 shares, respectively, representing the 60% performance-based portion at target and the 40% time-based portion. In addition, Mr. Reed has the opportunity to earn up to an additional 16,479 shares, representing 58.5% of his base salary, which would be issued on the date the Committee certifies results, based upon the level of achievement of the EIP Goals. Mr. Bates has the opportunity to earn up to an additional 8,366 shares, representing 45% of his base salary, which would be issued on the date the Committee certifies results, based upon the level of achievement of the EIP Goals. Mr. Hugo has the opportunity to earn up to an additional 6,274 shares, representing 40.5% of his base salary, which would be issued on the date the Committee certifies results, based upon the level of achievement of the EIP Goals. Ms. Littlejohn has the opportunity to earn up to an additional 4,563 shares, representing 33.75% of her base salary, which would be issued on the date the Committee certifies results, based upon the level of achievement of the EIP Goals.  Awards under the 2019 EIP are subject to continued employment and vesting, forfeiture and termination provisions.
The Committee approved an executive retention equity plan (the "2019 EREP"), under which participants, including Messrs. Reed, Bates, and Hugo and Ms. Littlejohn, are eligible to receive certain one-time equity awards in the form of restricted stock and incentive stock options subject to time-based vesting. Under the 2019 EREP, Mr.

Reed is eligible to receive 71,901 shares, of which 48,174 will be incentive stock options and the remainder will be shares of restricted stock. Mr. Bates is eligible to receive 55,952 shares, of which 37,488 will be incentive stock options and the remainder will be shares of restricted stock. Mr. Hugo is eligible to receive 19,596 shares, of which 13,129 will be incentive stock options and the remainder will be shares of restricted stock. Ms. Littlejohn is eligible to receive 10,451 shares, of which 7,002 will be incentive stock options and the remainder will be shares of restricted stock. Awards under the 2019 EREP vests in four equal annual installments commencing on the first anniversary of the grant date and are subject to continued employment and vesting, forfeiture and termination provisions.
Additionally, the Committee approved a cash incentive plan designed to incentivize achievement of certain earnings per share goals ("2019 EPS Cash Incentive Plan").  Participants, including Messrs. Reed, Bates, and Hugo and Ms. Littlejohn, are eligible to earn up to $210,712, $109,792, $93,156, and $66,540, respectively. The performance period for the 2019 EPS Cash Incentive Plan is from January 1, 2019 through December 31, 2019 (the "Performance Period"), and is based upon the achievement of the Company's quarterly earnings per share goals for the Performance Period.  Awards under the 2019 EPS cash incentive plan are subject to continued employment and forfeiture and termination provisions.
Also, the Committee approved an increase in the annual salary for Mr. Reed from $475,000 to $500,000, Mr. Bates from $320,000 to $330,000 and Ms. Littlejohn from $232,000 to $240,000, all effective April 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	March 4, 2019	/s/ Jason R. Bates
Jason R. Bates
Executive Vice President and Chief Financial Officer